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                                                                   EXHIBIT 10.16




                                                      [STIN Building Assignment]


                       ASSIGNMENT AND AMENDMENT AGREEMENT


                 THIS ASSIGNMENT AND AMENDMENT AGREEMENT (this "Assignment") is entered into to be effective as of 9:30 a.m., Central Daylight time, on the 1st day of July, 1996, between AMERICAN AIRLINES, INC., a Delaware corporation ("Assignor"), THE SABRE GROUP, INC., a Delaware corporation ("Assignee") and the DALLAS-FORT WORTH INTERNATIONAL AIRPORT BOARD (the "Board").

                             W I T N E S S E T H :


                 WHEREAS, Assignor is the lessee under that certain American Airlines Special Facilities Lease Agreement (as amended and supplemented, the "Lease") dated October 1, 1972, by and between Assignor and the Dallas-Fort Worth Regional Airport Board now known as the Dallas-Fort Worth International Airport Board, said Lease being further described on Exhibit "A" attached hereto; and

                 WHEREAS, the Lease covers the land described on Exhibit "B", attached hereto, and the improvements and appurtenances located thereon (collectively, the "Leased Premises"); and

                 WHEREAS, the Leased Premises includes the land described by metes and bounds on Exhibit "C", attached hereto, upon which that certain multistory office building commonly known as the "Headquarters Building" and having an address of 4200 American Blvd., Fort Worth, Texas 76115 and being further identified on Exhibit "C", attached hereto, parking lots and certain other improvements and appurtenances related thereto are located (collectively, the "Assigned Premises"); and

                 WHEREAS, Assignor wishes to assign to Assignee all of Assignor's right, title and interest in and to the Lease with respect to the Assigned Premises, and Assignee wishes to assume from Assignor all of Assignor's obligations thereunder with respect to the Assigned Premises from and after the date hereof in accordance with the terms of this Assignment; and

                 WHEREAS, Assignor and Assignee wish to amend the Lease, and the Board wishes to grant such an amendment, as set forth herein;

                 NOW, THEREFORE, in consideration of the above premises, the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
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                 1.  Assignment of Lease.  Effective as of the date hereof,
Assignor hereby assigns and conveys to Assignee all of Assignor's right, title and interest in, to and under the Lease with respect to the Assigned Premises and all improvements and fixtures situated on the Assigned Premises including, but not limited to, the right, if any, to any renewals and extensions of the term of the Lease to the extent related to the Assigned Premises only.
Assignor hereby reserves, and this Assignment expressly excludes, that portion of the Leased Premises that is not included within the description of the Assigned Premises (herein referred to as the "Reserved Premises") and the rights and obligations of Assignor in the Lease related to the Reserved Premises. The Board consents to the foregoing assignment.

                 2. Covenants of Assignee. Assignee hereby assumes, and agrees to pay, honor and discharge, all of Assignor's obligations under the Lease with respect to the Assigned Premises arising on and after the date hereof. Assignee shall observe and perform all of the terms and covenants and conditions to be performed by Lessee under the Lease with respect to the Assigned Premises and agrees not to do or suffer or permit anything to be done that would result in a violation of, or a default under, the Lease or cause the Lease to be terminated or render Assignor liable for any charge or expense thereunder.

                 In the event any costs or other obligations are incurred under the Lease that relate to the Leased Premises including the Assigned Premises, Assignee shall pay its prorata portion of such costs, and shall be responsible for its prorata portion of such obligations. Assignee's prorata portion of such costs and obligations shall be calculated based on the ratio of the square footage of the Assigned Premises to the square footage of the Leased Premises.

                 3. Ingress and Egress. Assignee and its officers, employees, invitees, guests, and suppliers of materials and furnishers of services, shall have a nonexclusive right of ingress and egress between the Assigned Premises and any street or roadway by means of the roadways within the Leased Premises leading to and from the Assigned Premises to be used in common with others having a similar right of passage. The use of such roadways shall be subject to the rules and regulations of the Board and Assignor now in effect or which may hereafter be promulgated and any terms and conditions of the Lease.

                 4.  Amendment.

                 (a) The parties hereto agree that notwithstanding the provisions of Section 2.3(a), Article II, of the Second Supplemental Facilities Agreement (as defined on Exhibit "A" hereto), Assignee shall be suffered and permitted to have peaceful possession and quiet enjoyment of the Assigned Premises for general office purposes and related and incidental uses.

         (b) Assignee hereby waives any right it may have to require the Board to issue Additional Bonds pursuant to Section 10.5(b) of the Facilities Agreement, as defined on Exhibit "A"; provided, however, the foregoing waiver shall not affect Assignor's rights with respect to the Reserved Premises or Assignee's rights to make or have made improvements,
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alterations, modifications, additions, repairs and/or replacements to or on the
Assigned Premises as otherwise provided in the Lease.

         (c) This Assignment does not modify, alter or change the terms, covenant, or conditions of the Lease other than specified herein.

                 5. Continuing Liability of Assignor. Notwithstanding any other provision hereof, Assignor shall remain liable to the Board for compliance with the terms and provisions of the Lease pertaining to the Assigned Premises.

                 6. Binding Effect. This Assignment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

                 7. GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO CHOICE OF LAWS PROVISIONS.

                 8. Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

                 IN WITNESS WHEREOF, the parties have duly executed this Assignment by their authorized representatives as of the date first above written to become effective as of such date.

                               Assignor:
                               --------

                               AMERICAN AIRLINES, INC., a Delaware corporation


                               By: /s/ GARY F. KENNEDY
                                   ------------------------
                               Name: Gary F. Kennedy
                               Title: Managing Director - Corporate Real Estate


                               Assignee:
                               --------

                               THE SABRE GROUP, INC., a Delaware corporation


                               By: /s/ JAMES K. LINES
                                   ------------------------
                               Name: James K. Lines
                               Title: Attorney-in-Fact





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                               The Board:
                               ---------

                               DALLAS-FORT WORTH INTERNATIONAL AIRPORT
                               BOARD


                               By:
                                   -----------------------------------
                                       Name:
                                            --------------------------
                                       Title:
                                             -------------------------





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                                  EXHIBIT "A"


                              DESCRIPTION OF LEASE


American Airlines Special Facilities Lease Agreement (the "Facilities Agreement"), dated October 1, 1972, by and between the Dallas/Fort Worth Regional Airport Board now known as Dallas/Fort Worth International Airport Board (the "Board") and American Airlines, Inc. ("Lessee"), as supplemented by that certain American Airlines Supplemental Special Facilities Agreement, dated February 1, 1973, by and between the Board and Lessee, as supplemented by that certain American Airlines Second Facilities Special Facilities Agreement (the "Second Supplemental Facilities Agreement"), dated December 1, 1978, by and between the Board and Lessee, as supplemented by that certain American Airlines Third Supplemental Special Facilities Agreement, dated December 1, 1983 by and between the Board and Lessee, as supplemented by that certain Supplement Agreement, dated June 11, 1987, by and between the Board and Lessee, and as supplemented by that certain American Airlines Fifth Supplemental Special Facilities Agreement, dated September 1, 1993 by and between the Board and Lessee.
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                                  EXHIBIT "B"


                         DESCRIPTION OF LEASED PREMISES


                           AS DESCRIBED IN THE LEASE
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                                  EXHIBIT "C"

                        DESCRIPTION OF ASSIGNED PREMISES

                              PROPERTY DESCRIPTION

BEING all of Lot 1, Block 2, and part of Lot 1, Block 3, of American Airlines Addition, an Addition in the City of Fort Worth, Texas, according to the plat thereof recorded in Volume 388-133, Page 60, Plat Records of Tarrant County, Texas, being out of the Vincent J. Hutton Survey, Abstract No. 681 and the William G. Matthews Survey, Abstract No. 1051, Tarrant County, Texas, and being more particularly described as follows:

BEGINNING at the Northeast corner of Lot 1, Block 2 of said addition, said point being in the West ROW line of State Highway No. 360 (a varying width
ROW);

THENCE: The following calls along the West ROW line State Highway No. 360 and the East line of Lot 1, Block 2 of said addition;

         S 00 degrees 23' 38" E, 87.75 feet to a point for corner;
         S 34 degrees 45' 15" W, 60.96 feet to a point for corner;
         S 00 degrees 14' 57" E, 149.86 feet to a point for corner;
         S 14 degrees 13' 33" E, 103.15 feet to a point for corner;
         S 00 degrees 12' 02" E, 99.93 feet to a point for corner;
         S 16 degrees 25' 55" W, 104.32 feet to a point for corner;
         S 03 degrees 04' 44" W, 601.18 feet to a point for corner;
         S 01 degrees 38' 45" W, 300.25 feet to a point for corner;
         S 03 degrees 30' 44" W, 182.88 feet to a point for corner;
         S 43 degrees 58' 23" W, 73.34 feet to a point for corner in the North ROW line of Trinity Boulevard (a varying width ROW) and the Southerly line of Lot 1, Block 2 of said addition;


THENCE: The following calls along the North ROW line of Trinity Boulevard and the South lines of Lot 1, Block 2 and Lot 1, Block 3 of said addition:


         S 86 degrees 48' 36" W, 119.82 feet to a point for corner;
         N 81 degrees 28' 13" W, 372.43 feet to a point for corner;
         S 88 degrees 16' 20" W, 102.31 feet to a point for corner;
         N 83 degrees 35'57" W, 244.00 feet to the beginning of a curve to the right having a central angle of 04 degrees 21' 19", a radius of 1372.00 feet, an arc distance of 104.29 feet;
         S 67 degrees 57' 20" E, 146.40 feet to the beginning of a curve to the left having a central angle of 54 degrees 27' 23", a radius of 1428.00 feet, an arc distance of 1357.23 feet;
         S 57 degrees 35' 18" W, 61.02 feet to a point for corner;
         S 89 degrees 17' 00" W, 153.69 feet to a point for corner in the East ROW line of American Boulevard (an 80' ROW);
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         THENCE:  The following calls along the East ROW line of American
         Boulevard and the West line of Lot 1, Block 3 of said addition:

         Northerly along a curve to the right having a central angle of 22 degrees 24' 10", a radius of 700.00 feet, an arc distance of 273.70 feet to the end of said curve.


         N 01 degrees 41' 38" E, 26.19 feet to a point for corner;
         N 00 degrees 17' 30" E, 533.43 feet to the beginning of a curve to the right having a central angle of 24 degrees 57' 15", a radius of 1270.00 feet, an arc distance of 533.12 feet;
         N 24 degrees 29' 19" E, 368.81 feet to a point for corner;

THENCE: Leaving the East ROW line of American Boulevard, N 89 degrees 38' 30" E, 2487.17 feet to the PLACE OF BEGINNING and containing 97.01 acres of land.